UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of report (Date of earliest event reported): August 9, 2005
DIRT MOTOR SPORTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18045	84-0953839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2500 McGee Drive, Suite 147
Norman, Oklahoma 73072
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (405) 360-5047
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Effective August 9, 2005, the Company entered into a business relationship termination agreement with Mr. Bobby P. Hartslief, the Company’s former Chief Operating Officer, Mr. Hartslief’s wife and children, and Mr. Paul A. Kruger, the Company’s Chairman and Chief Executive Officer, a copy of which is attached to this Current Report as Exhibit 10.1.
Item 1.02 Termination of a Material Definitive Agreement.
     Please see the Company’s response to Item 1.01.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
     The following is a list of exhibits filed as part of this Current Report on Form 8-K:
10.1	Business Relationship Restructuring Agreement, dated as of August 9, 2005, by and among Dirt Motor Sports, Inc., a Delaware corporation, Bobby P. Hartslief, Renee Hartslief, Cale Henry Hartslief, Tess Jordan Hartslief and Paul A. Kruger.

SIGNATURES
     Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE: August 16, 2005		DIRT MOTOR SPORTS, INC.
	By:	/s/ Brian Carter
	Name:	Brian Carter
	Title:	Chief Financial Officer

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